UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026 (July 6, 2026)

SOLESENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42589	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois 60446

(Address of Principal Executive Offices) (Zip Code)

(630) 771-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SLSN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2026, Solésence, LLC (“Solésence”), a wholly owned subsidiary of Solésence, Inc., entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Refy Beauty Ltd (“Refy”). Pursuant to the Settlement Agreement, Solésence and Refy agreed to settle and compromise disputes relating to certain consumer care products previously sold by Solésence to Refy. Under the Settlement Agreement, Solésence agreed to pay Refy the British Pound Sterling equivalent of $938,000 in twelve equal installments of $78,166.66 with the first installment due on August 5, 2026 and each subsequent payment due 30 days after the preceding payment date. The parties further agreed to a six month exclusivity period for the development of a new SPF product and potential negotiation of a new supply agreement for such SPF product. If the parties enter into such a supply agreement, the final six scheduled installment payments would instead be credited toward the purchase of the SPF product under the supply agreement.

The description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, which is filed, with confidential portions redacted, as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Release, dated July 6, 2026.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Confidential portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2026

SOLÉSENCE, INC.

By: /s/ Laura Riffner
Name: Laura Riffner
Title: Chief Financial Officer